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Exhibit 99.1

        Directions To

McDATA Corporation
Special Meeting of Stockholders
380 Interlocken Crescent
Broomfield, Colorado 80021

From Downtown Denver:

    I-25 North to US 36 West to Boulder
    US 36 West to Broomfield exit -- US 121
    Turn left on US 121 (Wadsworth Boulevard) to the second signal light on State Road 128
    Turn right heading west on State Road 128
    Turn right heading north on Interlocken Parkway
    At stop sign at the bottom of the hill, turn left onto Interlocken Blvd.
    McDATA's world headquarters is on the right at 380 Interlocken Crescent

McDATA Corporation	McDATA Corporation
Special Meeting of Stockholders	Special Meeting of Stockholders
380 Interlocken Crescent	380 Interlocken Crescent
Broomfield, Colorado 80021	Broomfield, Colorado 80021
May 24, 2005	May 24, 2005
1:00 pm (MST)	1:00 pm (MST)
ADMIT ONE	ADMIT ONE

380 INTERLOCKEN CRESCENT BROOMFIELD, CO 80021	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.You can also elect to receive future shareholder communications electronically by enrolling in electronic delivery.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to McDATA Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    MCDTC1    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

McDATA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" PROPOSALS 1, 2 AND 3.

Vote On Proposals		For	Against	Abstain
1.
	To approve the issuance of 1.3 shares of McDATA Corporation Class A common stock for each outstanding share of Computer Network Technology Corporation common stock as of the effective date of the merger in connection with and pursuant to the terms of the Agreement and Plan of Merger, dated as of January 17, 2005, among McDATA Corporation, Computer Network Technology Corporation and Condor Acquisition, Inc., as amended on February 10, 2005	☐	☐	☐
2.
	To approve an amendment to the 2001 McDATA Equity Incentive Plan to increase the authorized number of shares of common stock issuable under the plan by 3 million shares (from 30 million to 33 million shares).	☐	☐	☐
3.	To approve an amendment to the 2001 McDATA Equity Incentive Plan to allow for options and equity awards granted under the 2001 Plan to be awarded in McDATA Class A common stock.	☐	☐	☐

This proxy, when properly executed, will be voted as specified. If no choice is specified, then this proxy will be voted in "FOR" Proposals 1, 2 and 3 above, all as described in McDATA's Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark box at right if an address change has been noted on the reverse side of this card.    ☐

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF STOCKHOLDERS, MAY 24, 2005
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF McDATA CORPORATION

The signatories hereto hereby appoint John A. Kelly, Laurence G. Walker and Thomas O. McGimpsey, and each of them, proxies with full power of substitution to each to represent and to vote at the Special Meeting of Stockholders of McDATA Corporation, a Delaware corporation, to be held on May 24, 2005 at 1:00 pm, local time at 380 Interlocken Crescent, Broomfield, Colorado 80021, and at any adjournments thereof, all the shares of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of McDATA Corporation that each of the signatories hereto would be entitled to vote if personally present. The signatories hereto instruct such proxies, or their substitutes, to act on the following matters as specified by the signatories hereto, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of McDATA Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

(If you made address changes above, please mark the box on the reverse side.)

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  Exhibit 99.1